Exhibit 4.8

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

dated as of July 1, 2025

among

ROCKET COMPANIES, INC.,

The Guarantor Party Hereto

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

__________________________

As Trustee
__________________________

6.125% Senior Notes due 2030

and

6.375% Senior Notes due 2033

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of July 1, 2025, among ROCKET COMPANIES, Inc., a Delaware corporation (the “Issuer”), REDFIN CORPORATION, a Delaware corporation (the “Undersigned”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of June 20, 2025 (the “Indenture”), relating to the Issuer’s 6.125% Senior Notes due 2030 and 6.375% Senior Notes due 2033 (collectively, the “Notes”); and

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause certain of its Subsidiaries to provide Guaranties as set forth in Section 4.05 of the Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. The Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3. The Trustee, by execution of this Supplemental Indenture, accepts the amendments to the Indenture effected by this Supplemental Indenture, subject to the terms and conditions set forth in the Indenture, including the terms and conditions defining and limiting the liabilities and responsibilities of the Trustee and Agents. Without limiting the generality of the foregoing, neither the Trustee nor any Agent shall be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained in this Supplemental Indenture, which recitals or statements are made solely by the Issuer and the Undersigned, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and the Undersigned by action or otherwise, (iii) the due execution hereof by the Issuer and the Undersigned or (iv) the consequences of any amendment herein provided for, and neither the Trustee nor any Agent makes any representation with respect to any such matters.

Section 4. The Issuer and the Undersigned hereby represents and warrants that this Supplemental Indenture is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 5. This Supplemental Indenture, and any claim, controversy, or dispute arising under or related to this Supplemental Indenture, shall be governed by and construed in accordance with the laws of the State of New York.

Section 6. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Supplemental Indenture or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Supplemental Indenture or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 7. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ROCKET COMPANIES, INC., as Issuer

By:	/s/ Brian Brown
	Name:	Brian Brown
	Title:	Chief Financial Officer, Treasurer

REDFIN CORPORATION as Guarantor

By:	/s/ Tina V. John
	Name:	Tina V. John
	Title:	Secretary

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Trustee

By:	/s/ James Kowalski
	Name:	James Kowalski
	Title:	Vice President

[Signature Page to Supplemental Indenture for Indenture dated June 20, 2025]